Exhibit 4.1
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN THE LATER OF (X) TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY AND (Y) THREE MONTHS AFTER IT CEASES TO BE AN AFFILIATE (WITHIN THE MEANING OF RULE 144 ADOPTED UNDER THE SECURITIES ACT) OF THE ISSUER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

3.00% Convertible Senior Subordinated Notes due 2011

No. 1	CUSIP NO. 981417AA6 U.S.	$110,000,000
     World Acceptance Corporation, a corporation duly organized and validly existing under the laws of the State of South Carolina (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of One Hundred and Ten Million United States Dollars ($110,000,000) (which amount may from time to time be decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary) on October 1, 2011. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
     The issue date of this Security is October 10, 2006.
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security and to require the Company to purchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WORLD ACCEPTANCE CORPORATION

By:

Authorized Signatory

WORLD ACCEPTANCE CORPORATION
3.00% Convertible Senior Subordinated Notes due 2011
     This Security is one of a duly authorized issue of Securities of the Company, designated as its 3.00% Convertible Senior Subordinated Notes due 2011 (the “Securities”), all issued or to be issued under and pursuant to an Indenture dated as of October 10, 2006 (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.
     Interest. The Securities will bear interest at a rate of 3.00% per year until Maturity. Interest on the Securities will accrue from October 10, 2006, or from the most recent date on which interest has been paid. Interest will be payable semiannually in arrears on April 1 and October 1, beginning April 1, 2007, and at Maturity.
     Interest will be paid to the person in whose name a Security is registered at the close of business on the March 15 (whether or not a Business Day) or September 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.
     Ranking. The Securities rank equally in right of payment with all the Company’s existing and future unsecured Senior Subordinated Indebtedness and are senior in right of payment to all of the Company’s existing and future Subordinated Indebtedness, if any, as set forth in the Indenture. The Securities will rank junior to all existing and future Senior Indebtedness.
     Redemption at the Option of the Company. The Company may not redeem any of the Securities at its option prior to maturity.
     Purchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to purchase the Securities if a Fundamental Change occurs at any time prior to Stated Maturity at 100% of the Principal Amount plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date, which amount will be paid in cash.
     Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     Payment of Fundamental Change Purchase Price. If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased on a Fundamental Change Purchase Date is deposited with the Paying Agent on the

Fundamental Change Purchase Date, such Securities will cease to be outstanding and interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security).
     Conversion. Subject to and in compliance with the provisions of the Indenture (including without limitation the conditions of conversion of this Security set forth in Article 6 thereof), the Holder hereof has the right, at its option, to convert the Principal Amount hereof or any portion of such principal which is $1,000 or a multiple thereof, into, subject to Section 6.01 of the Indenture, cash and shares of Common Stock, if any, at the Conversion Rate. The Conversion Rate is initially 16.0229 shares of Common Stock per $1,000 Principal Amount of Securities (equivalent to a conversion price of $62.41), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Settlement Amount calculated on a proportionate basis for each day of the applicable Observation Period, as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require purchase on a Fundamental Change Purchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, purchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.
     Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).
     If an Event of Default shall occur and be continuing, the Principal Amount plus interest, including Additional Interest, if any, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in

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aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the Principal Amount or Fundamental Change Purchase Price hereof, or interest hereon, on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount or Fundamental Change Purchase Price of, and interest, including Additional Interest, if any, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations (including transfer restrictions) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.
     The Securities are issuable only in registered form in denominations of $1,000 and any multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

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     No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     This Security shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ASSIGNMENT FORM
     If you want to assign this Security, fill in the form below and have your signature guaranteed:
     I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
     and irrevocably appoint                                                                                                         agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)
     Signature Guarantee:
     Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the “Securities Act”), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:
[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)
     Signature Guarantee:
Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

     NOTICE: To be executed by an executive officer.

CONVERSION NOTICE
If you want to convert this Security into Common Stock of the Company, check the box: ☐
     To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or a multiple of $1,000):
$
     If you want the stock certificate, if any, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)
     Signature Guarantee:
Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	U.S. Bank National Association, as Trustee

By

Authorized Signatory